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                                                                      EXHIBIT 99

                                                           For Immediate Release

INVESTOR RELATIONS CONTACT:                                     COMPANY CONTACT:
 Neil Berkman or Melanie Beeler                                  Owen Farren
 Neil Berkman Associates                                         President & CEO
 (310) 277-5162                                                  (856) 727-1500
 info@BerkmanAssociates.com                                      www.slpdq.com




                 SL INDUSTRIES REVISES REVOLVING CREDIT FACILITY

         MT. LAUREL, NEW JERSEY, December 20, 2001 . . . SL INDUSTRIES, INC. (NYSE & PHLX:SL) announced today that on December 14, 2001, it entered into an agreement with its bank lenders to restructure its revolving credit facility. The revisions to the credit facility include, among other things, a replacement of the financial covenants, a reduction in the size of the facility, an acceleration of the maturity date to December 31, 2002, and a pledge of additional collateral.

         Under the amended and restated credit facility, the Company is required to pay its lenders certain additional fees, as well as an increased interest rate. The amount of the bank's commitment was reduced to $39,000,000 on December 14, 2001, to $37,500,000 within ten business days thereafter, and will be reduced further to $25,500,000 during the period March 1, 2002 through maturity. Consistent with the past agreement, the Company would apply the net proceeds in the event of the sale of a material part of its business to repay loans outstanding and to reduce the size of the credit facility pursuant to a pre-determined formula.

         Owen Farren, President and Chief Executive Officer of SL Industries, stated, "We are pleased to have successfully concluded a new credit agreement. Throughout the many challenges of the past year, the Company and its bankers have maintained a constructive and positive relationship. The agreement that we announce today affords the Company relaxed financial covenants and ample liquidity to allow it to execute its business plan in 2002."

         Farren continued, "While the amended credit facility provides for stable financing over the next year, we are already conducting discussions to explore a refinancing of the Company's debt on a long-term basis. We are confident that SL Industries will be able to secure adequate and economical debt financing to support its operations and anticipated growth."

         The Company also obtained a waiver, effective for the quarter ended September 30, 2001, with respect to its default for noncompliance with the financial covenants in the revolving credit facility as then in effect. Management anticipates that the Company will
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be in compliance with the quarterly financial covenants in the revised credit facility at December 31, 2001, and during each of the quarters in fiscal year 2002.

ABOUT SL INDUSTRIES

         SL Industries, Inc. designs, manufactures and markets Power and Data Quality (PDQ) equipment and systems for industrial, medical, aerospace and consumer applications. For more information about SL Industries, Inc. and its products, please visit the Company's web site at www.SLpdq.com.

FORWARD-LOOKING STATEMENTS

         This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations, estimates and projections about the Company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and the following: the effectiveness of the cost reduction initiatives undertaken by the Company, changes in demand for the Company's products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, constraints on supplies of critical components, excess or shortage of production capacity, difficulties encountered in the integration of acquired businesses and other risks discussed from time to time in the Company's Securities and Exchange Commission filings and reports. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.

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